Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

PFIZER INC. 66 Hudson Blvd E, Suite 20 New York, NY 10001

Exhibit 10.3

CONFIDENTIAL

May 12, 2025

Iterum Therapeutics International Limited

3 Dublin Landings, North Wall Quay

Dublin 1, D01 C4EO, Ireland

Iterum Therapeutics Public Limited Company (formerly Iterum Therapeutics Limited)

3 Dublin Landings, North Wall Quay

Dublin 1, D01 C4EO, Ireland

Iterum Therapeutics International Limited
License Agreement and US$20,000,000 Amended and Restated Promissory Note

Ladies and Gentlemen:

Reference is made to (i) the License Agreement, dated as of November 18, 2015 (the “Original License Agreement”), by and among Iterum Therapeutics Public Limited Company, a company organized and existing under the laws of Ireland having its registered office address at 3 Dublin Landings, North Wall Quay, Dublin 1 (together with its permitted successors and assigns, “Parent”), the Company, and Pfizer; and (ii) the Amended and Restated Promissory Note (the “A&R Note”), dated as of the date hereof (the “Closing Date”)), originally issued as a Promissory Note on October 28, 2024, by Iterum Therapeutics International Limited, a company organized and existing under the laws of Ireland having its registered office address at 3 Dublin Landings, North Wall Quay, Dublin 1 (together with its permitted successors and assigns, the “Company” or “you”) in favor of Pfizer Inc. (“Pfizer” or “us”) issued pursuant to Section 5.4.1 of the Original License Agreement. Copies of the Original License Agreement, the guarantee executed and delivered by Parent to Pfizer on the date of the Original License Agreement (the “Guarantee”), and the A&R Note, are attached hereto as Exhibits A, B, and C, respectively.

Section 17.5 of the Original License Agreement provides that no provision of the Original License Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party (as defined in the Original License Agreement). This letter agreement, which is signed by each Party (as defined in the Original License Agreement), (a) amends and modifies certain provisions of the Original License Agreement and (b) sets out additional agreements relating to the Additional Fees. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Original License Agreement or the A&R Note, as applicable.

Amendments to the Original License Agreement

1.
Section 1.33 of the Original License Agreement (Definitions) is amended and restated in its entirety as follows:

"EU" means the European Union as constituted as of the Effective Date.

2.
Section 5.11 of the Original License Agreement (Late Payments) is amended to replace the term "LIBOR" with the term "Secured Overnight Financing Rate."
3.
The last sentence of Section 13.6 of the Original License Agreement (Survival) is amended to add, in numerical order, the phrase "14.1 (Use of Names)."
4.
The second sentence of Section 16.1 of the Original License Agreement (Disputes) is amended to replace the phrase "the Vice President, Pharmatherapeutics Research of Pfizer" with the phrase "the Group Lead – Outpartnering of Pfizer."
5.
Section 17.8 of the Original License Agreement (Notices) is amended and restated in its entirety as follows:

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt), (b) sent by e-mail (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses as a Party may designate by written notice):

If to Pfizer:

Pfizer Inc.

66 Hudson Blvd E, Suite 20

New York, NY 10001, USA

E-mail: [**]

Attention: General Counsel

If to Licensee:

Iterum Therapeutics International Limited

3 Dublin Landings, North Wall Quay

Dublin 1, D01 C4EO, Ireland

E-mail: Legal@iterumtx.com

Attention: Legal Department

If to Parent:

Iterum Therapeutics Public Limited Company

3 Dublin Landings, North Wall Quay

Dublin 1, D01 C4EO, Ireland

E-mail: legal@iterumtx.com

Attention: Legal Department

6.
The first sentence of Section 17.11.1 of the Original License Agreement (Entire Agreement; Confidentiality Agreement) is amended and restated in its entirety as follows:

This Agreement, together with its Schedules, and the guarantee executed and delivered by Parent to Pfizer, the Investor Rights Agreement, and the Series A Preferred Share Purchase Agreement, set forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including, without limitation, that certain Confidential Disclosure Agreement by and between Pfizer and Licensee dated December 10, 2014 (“CDA”), which is hereby terminated and of no further force and effect.

7.
Parent and the Company each hereby acknowledges that Pfizer does not currently own any Shares (as defined in the Original License Agreement) and agrees that Pfizer currently has no existing or continuing obligations or other liabilities of any kind whatsoever in Pfizer's capacity as an Investor (as defined in the Investor Rights Agreement) or in Pfizer's capacity as a Purchaser (as defined in the Series A Preferred Share Purchase Agreement).

Additional Fees

8.
In consideration of Pfizer’s agreements set forth in the A&R Note, you agree to (a) pay to Pfizer a transaction fee of US$[**], payable in full on the Closing Date, to the account designated in writing by Pfizer; and (b) pay, on behalf of Pfizer, Pfizer’s reasonable and documented out-of-pocket legal expenses incurred in connection with the A&R Note and this letter agreement prior to or on the Closing Date, which expenses shall be invoiced at least two (2) business days prior to the Closing Date and shall be payable in full on the Closing Date, to the account designated in writing by Pfizer; provided that the aggregate amount of such legal expenses paid shall be no greater than $[**] (the fee and expenses in this paragraph 8, collectively, the “Additional Fees”).
9.
You agree that, once paid, the Additional Fees or any part thereof payable hereunder shall not be refundable. All such fees shall be paid in U.S. dollars in immediately available funds. All amounts payable under this letter agreement shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.
10.
For the avoidance of doubt, Parent and the Company each hereby acknowledges and agrees that the Additional Fees are intended to be considered, and are, Obligations (as defined in the Guarantee).

This letter agreement is subject to the confidentiality and non-use provisions set forth in the Original License Agreement.

Sections 17.2 (Severability), 17.3 (Governing Law), 17.7 (Successors and Assigns), and 17.10 (No Third Party Beneficiary Rights) of the Original License Agreement are incorporated by reference into this letter agreement, mutatis mutandis, as if restated in full herein, with each reference to “this Agreement” in such Section of the Original License Agreement being deemed a reference to this letter agreement.

Except as otherwise amended herein, the Original License Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms of this letter agreement and the terms of the Original License Agreement, the terms of this letter agreement shall control. From and after the date of this letter agreement, all references to the Original License Agreement (whether in the Original License Agreement or otherwise) shall mean the Original License Agreement as supplemented by this letter agreement.

This letter agreement may not be amended or any provision hereof waived or modified except by an agreement in writing signed by each of the parties hereto. This letter agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this letter agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement may be executed in any number of counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this letter agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

[The remainder of this page intentionally left blank; signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this letter agreement shall become a binding agreement between us and you.

Very truly yours,

PFIZER INC.
By /s/ Deborah Baron

Name: Deborah Baron
Title: SVP Worldwide Business Dev.

[Signature Page to Letter Agreement]

Accepted and agreed to as of May 13, 2025:

ITERUM THERAPEUTICS INTERNATIONAL LIMITED
By /s/ Corey N. Fishman

Name: Corey N. Fishman Title: Director

ITERUM THERAPEUTICS public LIMITED company
By /s/ Corey N. Fishman

Name: Corey N. Fishman Title: Director

[Signature Page to Letter Agreement]